                           SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.    )

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                                AlliedSignal Inc.
          .................................................................
                   (Name of Registrant as Specified In Its Charter)

          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

          .................................................................

               2) Aggregate number of securities to which transaction applies:

          .................................................................

               3)  Per unit price or other underlying value of transaction
          computed   pursuant to Exchange Act Rule 0-11 (Set forth the
          amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [ ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

          .................................................................

               2)   Form, Schedule or Registration Statement No.:

          .................................................................

               3)   Filing Party:

          .................................................................

               4)   Date Filed:

          .................................................................

[Logo]                                                 AlliedSignal Inc.
                                                       P.O. Box 3000
                                                       Morristown, NJ 07962-2496

LARRY BOSSIDY
Chairman and
Chief Executive Officer

                                                        March 11, 1996

Dear Shareowner:

It is my pleasure to invite you to attend AlliedSignal's 1996 Annual Meeting of Shareowners. The meeting will be held on Monday, April 22, 1996 at 10:00 a.m. local time at the Company's headquarters, 101 Columbia Road, Morris Township, New Jersey. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

During the meeting, I will report to you on the Company's progress in achieving both sales and earnings growth in 1995 and on how we plan to reach new goals in 1996. We welcome this opportunity to have a dialogue with our shareowners and look forward to your comments and questions.

If you are a shareowner of record who plans to attend the meeting, please mark the appropriate box on your proxy card. If your shares are held by a broker, bank or other intermediary and you plan to attend, please send written notification to the Company's Shareholder Relations Department, P.O. Box 50000, Morristown, New Jersey 07962, and enclose evidence of your ownership (such as a bank or brokerage firm account statement). The names of all those indicating they plan to attend will be placed on an admission list held at the registration desk at the entrance to the meeting.

It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, please sign, date and return your proxy card as soon as possible. This will not prevent you from voting your shares in person if you are present.

A map and directions to the Company's headquarters appear at the end of the Proxy Statement. I look forward to seeing you on April 22.

                                            Sincerely,

                                            LARRY BOSSIDY

                            NOTICE OF ANNUAL MEETING

     The Annual Meeting of Shareowners of AlliedSignal Inc. (the 'Company') will be held on Monday, April 22, 1996 at 10:00 a.m. local time at the headquarters of the Company, 101 Columbia Road, Morris Township, New Jersey, to consider and take action upon the following matters described in the accompanying Proxy
Statement:

     (1) Election of four directors;

     (2) Appointment of Price Waterhouse LLP as independent accountants for 1996;

     (3) A shareowner proposal regarding the Company's maquiladora operations;

     (4) A shareowner proposal regarding a global set of standards;

     (5) A shareowner proposal regarding the annual election of directors; and

     (6) The transaction of such other business as may properly come before the meeting.

     The Board of Directors has determined that owners of record of the Company's Common Stock at the close of business on March 1, 1996, are entitled to notice of and to vote at the meeting.

                                     By Order of the Board of Directors

                                        PETER M. KREINDLER
                                        Senior Vice President,
                                          General Counsel and Secretary

AlliedSignal Inc.
101 Columbia Road
Morris Township, NJ 07962
March 11, 1996

                             YOUR VOTE IS IMPORTANT
           To vote your shares, please indicate your choices, sign and date the proxy card, and return it in the enclosed postage-paid envelope. You may vote in person at the meeting even though you send in your proxy.

Table of Contents                                                                                   Page
--------------------------------------------------------------------------------------------------------

General Information...............................................................................    1

1 -- Election of Directors........................................................................    2

     The Board of Directors and Committees of the Board...........................................    7

     Compensation of Directors....................................................................    8

Voting Securities.................................................................................   10

Executive Compensation............................................................................   11

2 -- Appointment of Independent Accountants.......................................................   20

Shareowner Proposals..............................................................................   21

     3 -- Proposal regarding the Company's Maquiladora Operations.................................   21

     4 -- Proposal regarding a Global Set of Standards............................................   23

     5 -- Proposal regarding the Annual Election of Directors.....................................   25

Additional Information............................................................................   27

Directions to Company Headquarters................................................................  A-1

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AlliedSignal Inc. (the 'Company') for use at the Annual Meeting of Shareowners to be held on Monday, April 22, 1996, and at any adjournment thereof. The solicitation of proxies provides all shareowners who are entitled to vote on matters that come before the meeting with an opportunity to do so whether or not they are able to attend the meeting in person. This Proxy Statement and the related proxy card are first being sent to the Company's shareowners on or about March 11, 1996.

     Owners of record of the Company's Common Stock (the 'Common Stock') at the close of business on March 1, 1996, are entitled to notice of and to vote at the Annual Meeting. At February 20, 1996, there were 283,772,796 shares of Common Stock outstanding. The owners of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Shareowners are entitled to one vote for each share held. If a shareowner is a participant in the Company's Dividend Reinvestment and Share Purchase Plan (the 'Dividend Reinvestment Plan'), the proxy card represents shares in the participant's plan account, as well as shares held of record in the participant's name.

     The shares represented by a properly signed and returned proxy card will be voted as specified by the shareowner. If a proxy card is signed and returned but no specification is made, the shares will be voted FOR the election of all nominees for director (Proposal 1) and the appointment of independent accountants (Proposal 2), and AGAINST the shareowner proposals described in this Proxy Statement (Proposals 3, 4 and 5). A proxy may be revoked by a shareowner at any time before it is voted by notice in writing delivered to the Secretary, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting.

     Abstentions are not counted as votes 'for' or 'against' a proposal, but are counted in determining the number of shares present or represented on a proposal. Therefore, since approval of Proposals 2 through 5 requires the affirmative vote of a majority of the shares of Common Stock present or represented, abstentions have the same effect as a vote 'against' those proposals. New York Stock Exchange rules prohibit brokers from voting on Proposals 3, 4 and 5 without receiving instructions from the beneficial owner of the shares. In the absence of instructions, shares subject to such 'broker non-votes' will not be counted as voted or as present or represented on those proposals.

     It is the policy of the Company that any proxy, ballot or other voting material that identifies the particular vote of a shareowner will, if requested thereon by the shareowner, be kept confidential, except in the event of a contested proxy solicitation or as may be required by law. The Company may be informed whether or not a particular shareowner has voted and will have access to any comment written on a proxy, ballot or other material and to the identity of the commenting shareowner. Under the policy, the inspectors of election at any meeting will be independent parties unaffiliated with the Company.

                           1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes that serve staggered three-year terms and are as nearly equal in number as possible. The Board has nominated four candidates for election as directors for a term ending at the 1999 Annual Meeting. The vote of a plurality of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for election as a director.

     All of the nominees are currently directors who were elected prior to the last Annual Meeting, except Robert B. Palmer, who was elected by the Board in October 1995. Eugene E. Covert has reached retirement age and will serve until the Annual Meeting pursuant to the directors' retirement policy. The resulting temporary vacancy may be filled by the Board in accordance with the Company's By-laws.

     Each nominee has consented to being named in the Proxy Statement and to serve if elected. If prior to the Annual Meeting any nominee should become unavailable to serve, the shares represented by a properly signed and returned proxy card will be voted for the election of such other person as may be designated by the Board of Directors, or the Board may determine to leave the vacancy temporarily unfilled. All directors serve subject to the retirement policy described on page 7.

     Certain information regarding each nominee and each director continuing in office after the Annual Meeting is set forth below, including age and principal occupation, a brief account of business experience during at least the last five years, certain other directorships currently held and the year in which the individual was first elected a director of the Company or one of its predecessor companies.

                NOMINEES FOR ELECTION FOR TERM EXPIRING IN 1999

[PHOTO OF            HANS  W.  BECHERER,   Chairman  and  Chief   Executive  Officer  of   Deere  &   Company
HANS W. BECHERER]    Mr.  Becherer began his business  career with Deere &  Company, a manufacturer of mobile power machinery  and a  supplier of  financial services,  in 1962.  After serving  in  a variety of managerial and executive positions, he became a director of Deere in 1986 and was elected President and Chief Operating Officer in 1987, President and Chief Executive
                     Officer  in 1989 and Chairman and  Chief Executive Officer in 1990.  He is a director of
                     Schering-Plough Corporation.

                     Director since 1991                          Age 60
                     ----------------------------------------------------------------------------------------

[PHOTO OF            ROBERT  P.   LUCIANO,   Chairman   of   the   Board   of   Schering-Plough   Corporation
ROBERT P. LUCIANO]   Mr.   Luciano  joined  Schering-Plough  Corporation,  a  manufacturer  and  marketer  of pharmaceuticals and consumer products, in 1978. He served as President from 1980 to 1986 and Chief Executive Officer from  1982 through 1995. He has  been Chairman of the  Board since 1984. He is a director of C.R. Bard, Inc. and Merrill Lynch & Co.

                     Director since 1989                          Age 62
                     ----------------------------------------------------------------------------------------

[PHOTO OF            ROBERT  B. PALMER, Chairman, President and  Chief Executive Officer of Digital Equipment
ROBERT  B. PALMER]   Corporation
                     Mr. Palmer  joined  Digital Equipment  Corporation,  a provider  of  networked  computer systems,  software and  services, in  1985. He  advanced through  a series  of executive positions until he became President and Chief Executive Officer in 1992 and Chairman  of
                     the Board in 1995.

                     Director since 1995                          Age 55
                     ----------------------------------------------------------------------------------------

[PHOTO OF            JOHN  R.  STAFFORD, Chairman,  President and  Chief Executive  Officer of  American Home
JOHN R. STAFFORD]    Products Corporation
                     Mr. Stafford has held a number of positions with American Home Products, a  manufacturer of  pharmaceutical, health  care, animal health,  agricultural and  food products, since joining that company in 1970. He served as General Counsel, Vice President, Senior  Vice
                     President  and Executive Vice President before becoming  President in 1981, an office he held until 1990 and which he resumed in early 1994. Mr. Stafford was elected Chairman of the Board and  Chief Executive Officer  in 1986. He  is a director  of Chemical  Banking
                     Corporation, Metropolitan Life Insurance Company and NYNEX Corporation.

                     Director since 1993                          Age 58
                     ----------------------------------------------------------------------------------------

       INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR TERM EXPIRING IN 1997

[PHOTO OF            LAWRENCE  A. BOSSIDY, Chairman of  the Board and Chief  Executive Officer of the Company
LAWRENCE A. BOSSIDY] Mr. Bossidy became Chief Executive Officer of  the Company in July 1991 and Chairman  of
                     the  Board in January 1992. He previously served  in a number of executive and financial positions with  General  Electric  Company, a  diversified  services  and  manufacturing company,  which he joined  in 1957. Mr.  Bossidy was Chief  Operating Officer of General
                     Electric Credit  Corporation (now  General Electric  Capital Corporation)  from 1979  to
                     1981,  Executive  Vice President  and Sector  Executive of  GE's Services  and Materials
                     Sector from 1981 to 1984, and Vice Chairman and Executive Officer of GE from 1984  until he  joined the Company. He is a director of Champion International Corporation and Merck
                     & Co., Inc.

                     Director since 1991                          Age 61
                     ----------------------------------------------------------------------------------------

[PHOTO OF            ANN M. FUDGE, Executive Vice President of Kraft Foods, Inc.
ANN M. FUDGE]        Ms. Fudge joined  General Foods  USA in  1986 and  held several  planning and  marketing positions  before being  appointed Executive Vice  President and General  Manager of the
                     Dinners and Enhancers  Division in 1991.  In 1994,  she was named  President of  General
                     Foods'  Maxwell House  Coffee Company.  In early 1995,  Ms. Fudge  became Executive Vice
                     President of Kraft Foods,  Inc. (the successor  to Kraft General  Foods, Inc., of  which
                     General  Foods USA was  an operating unit),  while continuing to  head the Maxwell House
                     Coffee Division as General Manager. Kraft  is the multinational food business of  Philip
                     Morris Companies Inc. Ms. Fudge is a director of Liz Claiborne, Inc.

                     Director since 1993                          Age 44
                     ----------------------------------------------------------------------------------------

[PHOTO OF            PAUL   X.  KELLEY,  Vice  Chairman  for  Corporate  Strategy  of  Cassidy  &  Associates
PAUL X. KELLEY]      General Kelley served as Commandant of the  Marine Corps from 1983 until his  retirement in  1987. He assumed his current position  with Cassidy & Associates, a Washington-based government relations firm, in 1989. General Kelley is a director of GenCorp Inc., London
                     Insurance Group Inc., PHH Corporation, Saul Centers, Inc., Sturm, Ruger & Company, Inc.,
                     UST Inc. and The Wackenhut Corporation.

                     Director since 1987                          Age 67
                     ----------------------------------------------------------------------------------------

[PHOTO OF            ROBERT C. WINTERS,  Chairman Emeritus  of The  Prudential Insurance  Company of  America
ROBERT C. WINTERS]   Mr.  Winters joined Prudential, a provider of insurance and financial services, in 1953.
                     During his career  with Prudential, he  held various managerial  positions prior to  his election  as Executive Vice  President in 1978,  Vice Chairman in  1984 and Chairman and
                     Chief Executive Officer in 1987. He retired as Chairman and Chief Executive Officer  and became Chairman Emeritus in December 1994.

                     Director since 1989                          Age 64
                     ----------------------------------------------------------------------------------------


       INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR TERM EXPIRING IN 1998

[PHOTO OF            RUSSELL   E.  PALMER,  Chairman  and  Chief   Executive  Officer  of  The  Palmer  Group
RUSSELL E. PALMER]   After serving  seven  years  as  Dean  of  The  Wharton  School  of  the  University  of
                     Pennsylvania,  Mr. Palmer  in 1990  established The  Palmer Group,  a private investment firm. He previously served  as Managing Director and  Chief Executive Officer of  Touche
                     Ross International and Managing Partner and Chief Executive Officer of Touche Ross & Co.
                     (USA)  (now Deloitte  and Touche). He  is a  director of Bankers  Trust Company, Bankers
                     Trust New York  Corporation, Federal  Home Loan Mortgage  Corporation, GTE  Corporation,
                     Imasco Limited, The May Department Stores Company and Safeguard Scientifics, Inc.

                     Director since 1987                          Age 61
                     ----------------------------------------------------------------------------------------

[PHOTO OF            IVAN   G.  SEIDENBERG,  Chairman  and  Chief  Executive  Officer  of  NYNEX  Corporation
IVAN G. SEIDENBERG]  Mr. Seidenberg joined NYNEX Corporation,  a telecommunications and information  services provider,  in 1983 after  holding various positions  with AT&T since  1966. He served in several senior  management  positions at  NYNEX  before  becoming a  director  and  Vice
                     Chairman  of  the Board  in 1991,  President and  Chief Operating  Officer in  1994, and
                     Chairman and Chief Executive Officer in 1995.  He is a director of Melville  Corporation and Viacom Inc.

                     Director since 1995                          Age 49
                     ----------------------------------------------------------------------------------------

[PHOTO OF            ANDREW  C.  SIGLER,  Chairman  and Chief  Executive  Officer  of  Champion International
ANDREW C. SIGLER]    Corporation
                     Mr. Sigler began his  career at Champion International  Corporation, a paper and  forest products  company, in 1956. He was elected President and Chief Executive Officer in 1974 and Chairman and  Chief Executive Officer  in 1979.  He is a  director of  Bristol-Myers
                     Squibb Company, Chemical Banking Corporation and General Electric Company.

                     Director since 1994                          Age 64
                     ----------------------------------------------------------------------------------------

[PHOTO OF            THOMAS P. STAFFORD, Consultant, General Technical Services, Inc.
THOMAS P. STAFFORD]  Lt.  Gen. Stafford  joined the  consulting firm of  General Technical  Services, Inc. in
                     1984. He is also  Vice Chairman and  co-founder of Stafford, Burke  and Hecker, Inc.,  a
                     Washington-based  consulting firm. After serving as an  astronaut for a number of years, he retired in 1979 from the Air Force as Deputy Chief of Staff for Research, Development
                     and Acquisition and served as Vice Chairman of Gibraltar Exploration Limited until 1984.
                     Lt. Gen. Stafford is also  Chairman of the Board of  Omega Watch Corporation of  America
                     and  is a  director of  CMI Corporation,  Fisher Scientific  International Inc., Pacific
                     Scientific Company,  Seagate Technology  Inc., Tracor,  Inc., Tremont  Corporation,  The
                     Wackenhut Corporation and Wheelabrator Technologies Inc.

                     Director since 1981                          Age 65
                     ----------------------------------------------------------------------------------------

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The business of the Company is managed under the direction of the Board of Directors. There were nine meetings of the Board in 1995, with individual attendance averaging 98% of the meetings. Average attendance by incumbent directors at all meetings of the Board and Committees of the Board on which they served was also 98%.

     The Board of Directors' retirement policy establishes 70 as the retirement age for non-employee directors, as well as for any director who is or has been the Company's Chief Executive Officer. A director who reaches retirement age shall serve until the next Annual Meeting. The policy also provides that non-employee directors who discontinue the principal position or identification which prevailed at the time of their election (other than by virtue of a promotion) shall offer to tender their resignations as directors. The Board has discretion to make exceptions to the policy.

     Because of the number of matters requiring Board consideration, and to make the most effective use of individual Board members' capabilities, the Board of Directors has established Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of these Committees, their current members and the number of meetings held during 1995 are described below. A non-employee director may also attend a Committee meeting as an alternate member at the request of the Committee Chairman (with the concurrence of the Chairman of the Board).

     The Audit Committee recommends the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit; reviews the scope and results of the audit with the independent accountants; reviews with management and the independent accountants the Company's interim and year-end operating results; considers the adequacy of the internal accounting and auditing procedures of the Company; and considers the accountants' independence. The members of the Audit Committee, which met five times in 1995, are Messrs. R. E. Palmer (Chairman), Becherer, J. Stafford and Winters, Ms. Fudge and Gen. Kelley.

     The Corporate Responsibility Committee reviews the policies and programs that are designed to assure the Company's compliance with legal and ethical standards and that affect its role as a responsible corporate citizen, including those relating to human resources issues such as equal employment opportunity, to health, safety and environmental matters, and to proper business practices. The members of the Committee are Gen. Kelley (Chairman), Dr. Covert, Ms. Fudge, Messrs. R. B. Palmer and Sigler and Lt. Gen. T. Stafford. It met four times in 1995.

     The Executive Committee possesses the powers of the Board to manage and direct the business and affairs of the Company during the interval between Board meetings, except as provided by Delaware law and except for those matters assigned to the Audit and Management Development and Compensation Committees. The members of the Executive Committee, which did not meet in 1995, are Messrs. Bossidy (Chairman), Luciano and Winters.

     The Management Development and Compensation Committee reviews and recommends the compensation arrangements for officers; approves such arrangements for other senior level employees; considers matters related to management development and succession and recommends individuals for election as officers; and reviews or takes such other action as may be required in connection with the bonus, stock and other benefit plans of the Company and its subsidiaries. It met five times in 1995. The Committee members are Messrs. Luciano (Chairman), Becherer, Seidenberg and J. Stafford.

     The Nominating and Board Affairs Committee has as its principal role the consideration and recommendation of individuals for nomination as directors. The names of potential director candidates are drawn from a number of sources, including recommendations from members of the Board, management and shareowners. Shareowners wishing to recommend Board nominees should submit their recommendations in writing to the Secretary, AlliedSignal Inc., P.O. Box 4000, Morristown, New Jersey 07962, with the submitting shareowner's name and address and pertinent information about the proposed nominee similar to that set forth in this Proxy Statement for Board nominees, including current principal occupation and employment, principal positions held during the last five years and a list of all companies which the individual serves as a director. (See the heading 'Additional Information -- Other Action at the Meeting' for a summary of the procedure applicable to a shareowner nomination at an annual meeting.) This Committee also reviews and makes recommendations to the Board with respect to the composition of Board Committees and other Board-related matters, including its organization, size, composition and compensation, as well as the responsibilities, functions and talents of the Board and its members. The members of the Nominating and Board Affairs Committee, which met twice in 1995, are Messrs. Becherer (Chairman), Luciano, R. E. Palmer, Seidenberg and Winters.

     The Retirement Plans Committee appoints the trustees for funds under the employee pension benefit plans of the Company and certain subsidiaries; reviews funding strategies; sets investment policy for fund assets; and oversees and appoints members of other committees investing fund assets. This Committee met three times in 1995. Its members are Messrs. Winters (Chairman), Luciano, R. E. Palmer, Sigler and J. Stafford and Ms. Fudge.

     The Technology Committee has responsibility for corporate-wide technology matters, including research, development and engineering, and advises the Company with respect to its technology program and budget, proposed changes in corporate strategy where technology is a significant component, and new technologies of importance to the Company's existing business areas. The members of this Committee are Lt. Gen. T. Stafford (Chairman), Dr. Covert, Gen. Kelley and Messrs. R. B. Palmer and Seidenberg. It met twice in 1995.

COMPENSATION OF DIRECTORS

     Non-employee directors receive an annual Board retainer of $35,000 and a fee of $1,500 for Board meetings attended on any day (nine during 1995). They also receive an annual retainer of $5,400 for each Board Committee served, with Committee Chairmen receiving an additional retainer of $4,000 for the Audit and Management Development and Compensation Committees and $2,000 for all other Board Committees. While no meeting fees are generally paid for attendance at Committee meetings, a non-employee director who attends one or more Committee meetings on any day as an alternate member receives a fee of $1,500. In addition, a $1,000 fee is paid to non-employee directors for attendance at a Committee meeting, or other extraordinary meeting related to Board business, which occurs apart from a Board meeting, and a

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
$1,000 per day fee is paid for special assignments. Non-employee directors are also provided with $350,000 in business travel accident insurance and are eligible to elect, without contribution by them, $100,000 in term life insurance and medical and dental coverage for themselves and their eligible dependents. All directors are reimbursed for expenses incurred in attending meetings.

     Under the Deferred Compensation Plan for Non-Employee Directors, a non-employee director may elect to defer, until a specified calendar year or retirement from the Board, all or any portion of the director's compensation and to have such compensation credited to a deferred account in cash or shares of Common Stock. Amounts credited accrue amounts equivalent to interest or to dividends. The rate of interest on amounts deferred in cash is the same as that determined by the Management Development and Compensation Committee for amounts deferred during the same year under the Company's Incentive Compensation Plan (10% for 1996). Upon a change in control, all deferred amounts will be considered cash equivalents and a director who has so elected will be entitled to a lump sum payment of such amounts.

     Pursuant to the Retirement Plan for Non-Employee Directors, directors who retire from the Board at age 60 or above with at least five years of service as a non-employee director are eligible for a retirement benefit at an annual rate equal to the annual Board retainer in effect at retirement. A director retiring between ages 60 and 70 is entitled to such benefit for a number of months equal to the number of months served, while a director who retires at age 70 or above is entitled to such benefit for life. In the event of the director's death following retirement, benefits will continue to be paid to any surviving spouse until the total number of payments made to the director and spouse equals the lesser of the number of months served or 120 months. A director (or spouse) who is entitled to a retirement benefit during the two-year period following a change in control will receive a lump sum payment equal to the present value of the benefit, if the director has so elected.

     Under the Stock Plan for Non-Employee Directors, each new non-employee director receives a one-time grant of 1,500 shares of Common Stock, which are subject to transfer restrictions until the director's service terminates with the consent of a majority of the other members of the Board, provided termination occurs at or after age 65. During the restricted period, the director has the right to receive dividends on and the right to vote the shares. At the end of the restricted period, a director is entitled to one-fifth of the shares granted for each year of service (up to five). The shares will be forfeited if the director's service terminates (other than for death or disability) prior to the end of the restricted period. The Plan also provides for the grant to each non-employee director continuing in office after an Annual Meeting of an option to purchase 1,000 shares of Common Stock at 100% of the fair market value of the Common Stock on the date of grant. Each option becomes fully vested at the earliest of the director's retirement from the Board at or after age 70, death, disability or April 1 of the third year after the date of grant. Prior thereto, each option becomes exercisable in cumulative installments of 40% of the shares subject to the option on April 1 of the year following the grant date and an additional 30% on April 1 of each of the next two years.

                               VOTING SECURITIES

     As of February 20, 1996, State Street Bank & Trust Company, 225 Franklin Street, Boston, Massachusetts 02101 ('State Street'), held 33,492,720 shares, or approximately 11.8%, of the outstanding Common Stock as trustee of the Company's savings plans. Under the terms of the plans, State Street is required to vote shares attributable to any participant in accordance with instructions received from the participant and to vote all shares for which it shall not have received instructions in the same ratio as the shares with respect to which instructions were received. State Street disclaims beneficial ownership of the shares referred to above. State Street also held 2,946,674 shares, or approximately
1.0%, of the outstanding Common Stock as trustee of various trusts, with sole voting power as to 2,530,785 shares, shared voting power as to 11,360 shares, sole investment power as to 2,520,735 shares, and shared investment power as to 15,310 shares.

     J. P. Morgan & Co. Incorporated, 60 Wall Street, New York, NY 10260, has informed the Company that, as of February 20, 1996, it beneficially owned 14,076,908 shares, or approximately 5.0%, of the outstanding Common Stock, with sole voting power as to 7,984,676 shares, shared voting power as to 286,010 shares, sole investment power as to 13,524,298 shares and shared investment power as to 465,810 shares.

     Set forth below is certain information with respect to beneficial ownership of the Common Stock as of February 20, 1996 by each director, certain executive officers and by all directors and executive officers of the Company as a group:

                                                                    Number of
                              Name                                 Shares(1)(2)
----------------------------------------------------------------   ------------
John W. Barter..................................................       468,036(3)(4)
Hans W. Becherer................................................         3,700(3)
Lawrence A. Bossidy.............................................     1,205,436(3)(4)
Daniel P. Burnham...............................................       442,633(3)
Eugene E. Covert................................................         4,611(3)
Ann M. Fudge....................................................         3,700(3)
Paul X. Kelley..................................................         6,273(3)(4)
Peter M. Kreindler..............................................       219,806(3)(4)
Robert P. Luciano...............................................         4,700(3)
Robert B. Palmer................................................         1,500
Russell E. Palmer...............................................         4,700(3)
Frederic M. Poses...............................................       413,654(3)(4)
Ivan G. Seidenberg..............................................         1,900(3)
Andrew C. Sigler................................................         5,700(3)
John R. Stafford................................................         8,700(3)
Thomas P. Stafford..............................................         3,700(3)
Robert C. Winters...............................................        13,534(3)
All directors and executive officers as a group,
  including the above (29 in number)............................     3,925,305(3)(4)

                                                        (footnotes on next page)

------------

(1) The total for each individual is less than 0.5%, and the total for the group is less than 1.4%, of the shares of Common Stock outstanding.

(2) Includes shares held individually, jointly with others or in the name of a family member or of a bank, broker or nominee for the individual's account, as well as shares attributable to participants under the Dividend
    Reinvestment   Plan  and  the  AlliedSignal   Savings  Plan.  Also  includes
    restricted shares as to which directors have sole voting power but no investment power prior to the lapse of restrictions.

(3) Includes shares which the following have the right to acquire within 60 days through the exercise of vested stock options: Mr. Barter, 454,400; Mr. Bossidy, 960,000; Mr. Burnham, 396,250; Mr. Kreindler, 214,468; Mr. Poses, 391,900; Mr. Seidenberg, 400; each other indicated non-employee director, 700; and all directors and executive officers as a group, 3,498,932. No voting or investment power exists with respect to such shares prior to acquisition.

(4) Does not include the following amounts credited to deferred share accounts, as to which no voting or investment power exists prior to issuance: Mr. Barter, 45,090; Mr. Bossidy, 6,700; Gen. Kelley, 3,592; Mr. Kreindler, 9,001; Mr. Poses, 58,515; and all directors and executive officers as a group, 184,250.

                            ------------------------

     The Company's directors and officers are required to file reports with the Securities and Exchange Commission relating to their ownership of the Company's equity securities. One transaction during 1995 by each of Paul R. Schindler and Richard P. Schroeder, officers of the Company, was reported after the due date and a gift of shares by Mr. Bossidy was inadvertently omitted from his Form 5 report filed in 1995.

                             EXECUTIVE COMPENSATION

REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

     The Management Development and Compensation Committee of the Board of Directors (the 'Committee'), subject to the approval of the Board of Directors, determines the compensation of the Company's executive officers and oversees the administration of executive compensation programs. The Committee is composed solely of independent directors.

Executive Compensation Policies and Programs

     The Company's executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareowner returns by achieving aggressive goals. The programs link each executive's compensation directly to performance. A significant portion of each executive's compensation is dependent upon the appreciation of the Common Stock and meeting financial goals and other individual performance objectives.

     There are three basic components to this 'pay for performance' system: base pay; annual incentive bonus; and long-term, equity-based incentive compensation (primarily stock options). Each component is addressed in the context of competitive conditions. In determining competitive compensation levels, the Company analyzes information from several independent surveys which include information regarding comparably-sized industrial companies. Since the Company's market for executive talent extends beyond its own industries, the survey data include companies outside the industrial classifications represented in the Composite Group Index referred to below under 'Performance Graph.'

     Base pay. Base pay is designed to be competitive within 20% above or below median salary levels at other large industrial companies for equivalent positions. The executive's actual salary relative to this competitive framework varies based on individual performance and the individual's skills, experience and background.

     Annual incentive bonus. In 1995, each executive was eligible to receive an annual cash bonus. The 'target' levels for these bonuses, like the base salary levels, were set with reference to competitive conditions and were intended to motivate the Company's executives by providing substantial bonus payments for the achievement of aggressive goals. The actual amount paid was determined by performance. Whether that payment was above or below target depended on two factors: first, financial performance, which was measured against objectives established for net income, cash flow and productivity increases; and second, the individual executive's performance against other specific management objectives such as improving customer satisfaction or negotiating strategic business alliances. Financial objectives were given greater weight than other management objectives in determining bonus payments. The types and relative importance of specific financial and other business objectives varied among the Company's executives depending on their positions and the particular operations or functions for which they were responsible.

     Long-term, equity-based incentive compensation. The long-term, equity-based compensation program is tied directly to shareowner return. The executive is rewarded if the shareowners receive the benefit of appreciation in the price of the Common Stock. Under the program, long-term incentive compensation consists of stock option grants which vest over a multi-year period. Options for executive officers are granted in tandem with limited stock appreciation rights, which are designed to provide the executive with an economic benefit comparable to that available to all shareowners in the event of a tender offer for the Company's shares, a change in control or similar event. The Company periodically grants new awards to provide continuing incentives for future performance, without regard to the number of outstanding awards. Depending on the executive, grants are either made annually, with vesting over a three-year period, or periodically, with vesting over a longer period but subject to acceleration if specified financial performance objectives are achieved. Like the annual bonus, the target award is set with regard to competitive considerations, but each individual's actual award is based upon the individual's performance, potential for advancement, leadership ability and commitment to the Company's total quality efforts.

     The principal purpose of the long-term incentive compensation program is to encourage the Company's executives to enhance the value of the Company and, hence, the price of the

Common Stock and the shareowners' return. This component of the compensation system (through extended vesting) also is designed to create an incentive for the individual to remain with the Company. In addition, awards of restricted units may be made on a select basis to individual executives in order to enhance the retention incentive. These units vest over an extended period of up to ten years.

     The Company intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code of compensation paid to its executive officers while maintaining compensation programs to attract and retain highly qualified executives in a competitive environment. Accordingly, compensation paid under the Company's 1993 Stock Plan and Incentive Compensation Plan is generally deductible, although certain compensation paid to some executives may not be deductible.

Annual Reviews

     Each year, the Committee reviews the executive compensation policies with respect to the linkage between executive compensation and the creation of shareowner value, as well as the competitiveness of the programs. The Committee determines what changes, if any, are appropriate in the compensation programs. In conducting these annual reviews, the Committee considers information provided by the Chief Executive Officer and the Senior Vice President-Human Resources and Communications and uses surveys and reports prepared by independent compensation consultants. In 1995, the Committee reviewed the levels of ownership in shares and share-equivalents of the Common Stock for each executive officer. Since ownership levels for most of the officers are well in excess of guidelines established at other large industrial companies, the Committee has not instituted specific guidelines for executive stock ownership.

     The Committee annually reviews with the Chief Executive Officer the individual performance of each of the other executive officers and the Chief Executive Officer's recommendations with respect to the appropriate compensation awards. With Board authorization, the Committee approves salary actions and determines the amount of annual bonus and the number of long-term, equity-based awards for each officer. The Committee also reviews with the Chief Executive Officer the financial and other objectives for each of the senior executive officers for the following year.

     In 1995, awards to executive officers as a group reflected the overall financial performance of the Company, which included record sales and net income and achievement of the Company's earnings per share goals. Awards to individuals also reflected performance against their specific management objectives, as well as the performance of the operations or functions for which they were responsible.

     In addition,  the  Committee  in  1995  approved  long-term  incentive  and retention awards with extended vesting and performance vesting for the Presidents of the Company's three business sectors. The Committee decided to make a significant, one-time grant of options and restricted units to each Sector President. In order to promote long-term retention of critical management talent and focus these key individuals on long-term performance of the Company as a whole, each President received 500,000 options which vest ratably over nine years. Acceleration of vesting would occur following three consecutive years of at least 15% growth in the Company's consolidated earnings per share. An additional 150,000 options were granted to each President, with 50,000 vesting only if the Company achieves at least 15% annual growth in consolidated earnings per share for four consecutive years and 100,000 vesting only if the Company achieves such growth for five consecutive years. All of the options were granted in tandem with limited stock appreciation rights. Each of the Presidents also received 30,000 restricted units which vest on the tenth anniversary of the grant or earlier upon achievement of three consecutive years of consolidated earnings per share growth of at least 15%. These special awards to Sector Presidents are aligned with the performance-vesting and long-term retention focus of the long-term incentive awards provided to the Chief Executive Officer in 1994.

     A small group of other key executives (including some executive officers) who are viewed as critical resources for enabling the Company to realize long-term objectives were granted restricted units. These special retention grants vest at the end of ten years, with the same opportunity for accelerated vesting as indicated above. The Committee expects to provide special retention grants of a similar nature to a small number of executives annually.

Chief Executive Officer

     In May 1994, the Board of Directors, based upon the recommendation of the Committee, approved an amended long-term employment agreement with Mr. Bossidy, which extends until April 1, 2000. Under that agreement, Mr. Bossidy is entitled to an annual salary of $2,000,000 and a minimum target incentive bonus of 80% of base salary. Based on the Company's financial performance in 1995, which included a 12% increase in sales and 15% increase in net income, with both sales and earnings at record levels, as well as a 40% increase in the price of the Common Stock, strategic and globalization initiatives and new total quality initiatives, including operational excellence and technical excellence, the Committee awarded Mr. Bossidy a bonus of $2,350,000. In light of the significant grant of options and restricted units made to Mr. Bossidy in 1994 under the terms of his employment agreement, no further grants were made to him in 1995.

                            ------------------------
     Members of the Management Development and Compensation Committee:

                   Robert P. Luciano, Chairman
                   Hans W. Becherer
                   Ivan G. Seidenberg
                   John R. Stafford

SUMMARY COMPENSATION TABLE

     The following table contains information concerning the most highly compensated executive officers of the Company, as required under applicable rules of the Securities and Exchange Commission.

                           SUMMARY COMPENSATION TABLE

                                    Annual Compensation              Long-Term Compensation
                            ------------------------------------    -------------------------
                                                                                    Securities
 Name and Principal                                 Other Annual      Restricted    Underlying     All Other
      Position       Year     Salary      Bonus     Compensation    Unit Awards(1)  Options(#)  Compensation(2)
-------------------- -----  ----------  ----------  ------------    --------------  ---------   ---------------
Lawrence A.          1995   $2,000,000  $2,350,000     $58,206(3)         --           --          $1,005,653
  Bossidy            1994    1,625,000   2,000,000       7,260          $8,756,250  1,800,000         858,589
  Chairman of the    1993    1,100,000   1,500,000      68,698(3)          343,450    300,000         412,590
  Board and Chief
  Executive Officer
Frederic M.          1995      475,000     625,000       2,710           1,072,500    650,000          61,254
  Poses              1994      450,000     525,000      18,717              82,925    120,000          55,305
  Executive Vice     1993      430,000     425,000        --               141,707    130,000          53,709
  President
  (Engineered
  Materials)
Daniel P.            1995      450,000     445,000          70           1,072,500    650,000          73,290
  Burnham            1994      416,670     390,000      65,903              82,925    120,000          70,485
  Executive Vice     1993      392,500     340,000      39,225             141,707    130,000         320,610
  President
  (Aerospace)
John W.              1995      450,000     400,000         767           1,072,500    650,000          52,991
  Barter             1994      412,500     390,000         937              49,600     72,000          49,285
  Executive Vice     1993      387,500     345,000        --                91,564     84,000          47,287
  President
  (Automotive)
Peter M.             1995      410,000     380,000         468             680,000     70,000          38,855
  Kreindler          1994      385,000     340,000         880              45,725     66,000          37,468
  Senior Vice        1993      367,500     305,000        --                76,104     70,000          36,766
  President, General
  Counsel and
  Secretary

------------

(1) Restricted unit awards, valued on the date of the award, entitle the holder to receive one share of Common Stock for each unit when the unit vests. (A portion of the unit may be paid in cash to cover applicable taxes.) All units reflected in the table vest in equal annual installments on January 1 of each of the four years following the award, except for 250,000 units included for Mr. Bossidy in 1994, which vest as described under 'Employment and Termination Arrangements,' and all restricted units included for 1995, which vest as described under 'Report of the Management Development and Compensation Committee.' The total number of units held and their value at the end of 1995 were as follows: Mr. Bossidy, 733,746 units ($34,852,935); Mr. Poses, 59,618 units ($2,831,855); Mr. Burnham, 56,368 units
    ($2,677,480); Mr.  Barter, 54,343  units  ($2,581,293); and  Mr.  Kreindler,
    48,146 units ($2,286,935). Common Stock dividend equivalents are payable on each unit.

(2) Amounts shown for 1995 consist of matching contributions made by the Company under the savings plan and supplemental savings plan: for Mr. Bossidy, $80,004; Mr. Poses, $38,004; Mr. Burnham, $36,000; Mr. Barter, $36,000; and
    Mr. Kreindler, $16,404; the value of life insurance premiums: for Mr. Bossidy, $921,638; Mr. Poses, $19,305; Mr. Burnham, $37,145; Mr. Barter,
    $16,285; and Mr. Kreindler, $22,060; and above-market interest earned during 1995 on previously deferred compensation but not paid or payable in 1995: for Mr. Bossidy, $4,011; Mr. Poses, $3,945; Mr. Burnham, $145; Mr. Barter, $706; and Mr. Kreindler, $391.

(3) For 1995 and 1993, respectively, includes $18,627 and $27,420 for estate planning and $23,690 and $20,143 for Company-provided transportation.

OPTION TABLES

     The following tables contain information concerning stock options, all of which were granted with an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        Number of       % of Total
                                        Securities       Options
                                        Underlying      Granted to     Exercise                  Grant Date
                                         Options       Employees in     Price      Expiration     Present
                Name                     Granted       Fiscal Year      ($/Sh)        Date        Value(1)
------------------------------------    ---------      ------------    --------    ----------    ----------
Lawrence A. Bossidy.................       --                --            --          --            --
Frederic M. Poses...................     500,000(2)         7.8          $35.57      2/1/05      $5,450,000
                                          50,000(3)         0.8           35.57      2/1/05         545,000
                                         100,000(4)         1.6           35.57      2/1/05       1,090,000
Daniel P. Burnham...................     500,000(2)         7.8           35.57      2/1/05       5,450,000
                                          50,000(3)         0.8           35.57      2/1/05         545,000
                                         100,000(4)         1.6           35.57      2/1/05       1,090,000
John W. Barter......................     500,000(2)         7.8           35.57      2/1/05       5,450,000
                                          50,000(3)         0.8           35.57      2/1/05         545,000
                                         100,000(4)         1.6           35.57      2/1/05       1,090,000
Peter M. Kreindler..................      70,000(5)         1.1           35.57      2/1/05         763,000

------------

(1) Options are valued using a Black-Scholes option pricing model. The model assumes a historic five-year average volatility (23.0%), the average dividend yield for the three years ended December 31, 1994 (1.8%), a 7.35% risk-free rate of return (based on the average zero coupon five-year U.S. Treasury note yield for the month of grant), and an expected option life of five and one-half years based on past experience. No adjustments are made for risk of forfeiture or, where applicable, non-transferability. Options will have no actual value unless, and then only to the extent that, the Common Stock price appreciates from the grant date to the exercise date. If the named officers realize the grant date present values, total shareowner value will have appreciated by approximately $3.1 billion, and the value of the named officers' options will be less than 0.8% of the total shareowner appreciation.

(2) These options vest in cumulative installments of 10% per year for eight years commencing on January 1, 1996, and the final installment of 20% vests on January 1, 2004. They are subject to earlier vesting on April 1 of the year following the Company's achievement of at least 15% growth in consolidated earnings per share for three consecutive years. The options are accompanied by tandem limited stock appreciation rights ('LSARs'), which provide that in the event of a tender offer for the Company's shares, a change in control or similar event, a cash payment will be made within 90 days equal to the difference between the option exercise price and a price for the Common Stock related to the event, and the corresponding options will expire.

(3) These options and accompanying tandem LSARs vest on April 1 of the year following the Company's achievement of four consecutive years of at least 15% annual growth in consolidated earnings per share; the earliest possible vesting date is April 1, 1999.

(4) These options and accompanying tandem LSARs vest on April 1 of the year following the Company's achievement of five consecutive years of at least 15% annual growth in consolidated earnings per share; the earliest possible vesting date is April 1, 2000.

(5) These options, which are accompanied by tandem LSARs, vest in cumulative installments of 40% on January 1, 1996 and 30% on each of January 1, 1997 and 1998.

                            ------------------------

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                           Number of Securities        Value of Unexercised
                                 Shares                   Underlying Unexercised       In-the-Money Options
                               Acquired on                 Options at Year-End             at Year-End
                                Exercise      Value     --------------------------  --------------------------
Name                               (#)       Realized   Exercisable  Unexercisable  Exercisable  Unexercisable
----                           -----------  ----------  -----------  -------------  -----------  -------------

Lawrence A. Bossidy...........   150,000    $4,055,550    780,000      1,770,000    $12,161,640    $25,917,510
Frederic M. Poses.............   177,736     5,075,198    266,900        761,000      4,317,024      9,135,543
Daniel P. Burnham.............   130,264     2,498,391    271,250        761,000      5,766,111      9,135,543
John W. Barter................     6,736       150,907    357,600        718,400      8,592,349      8,688,739
Peter M. Kreindler............    25,000       533,877    120,668        155,600      1,839,302      2,142,203

PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total return on the Common Stock to the total returns on the Standard & Poor's 500 Stock Index and a composite index of corporations in the same industries as the Company (the 'Composite Group Index').


                               [PERFORMANCE GRAPH]

                           1991      1992       1993       1994       1995

Company Common Stock       170.5     239.4      317.9      278.8      396.8
S&P 500                    130.5     140.4      154.6      156.6      215.4
Composite Group            131.0     142.6      164.7      176.9      252.2

In each case, a $100 investment on December 31, 1990 and reinvestment of all dividends are assumed. Returns are at December 31 of each year.

                            ------------------------

     The Composite Group Index combines the total returns on the published Dow Jones indices for the Aerospace & Defense, Automobile Parts & Equipment Excluding Tire and Rubber Makers, and Chemical Groups. The total return for the Composite Group Index is calculated by adding the products obtained from separately multiplying the total return for each of the three Dow Jones groups by the total market capitalization of the companies included in that group and dividing by the total market capitalization of the companies included in the three groups. This calculation is made for each year using stock market capitalization data as of the beginning of the year provided to the Company by Dow Jones. Shareowners may obtain this data from the Secretary, AlliedSignal Inc., P.O. Box 4000, Morristown, New Jersey 07962.

RETIREMENT BENEFITS

     The following table illustrates the estimated annual pension benefits which would be provided on retirement at age 65 under the Company's Retirement Program (the 'Pension Plan') and an unfunded supplemental retirement plan (the 'Supplemental Plan'), after applicable deductions for Social Security benefits, to salaried employees having specified average annual remuneration and years of service.

                                 PENSION TABLE

  Average                                 Years of Service
   Annual        ------------------------------------------------------------------
Remuneration        5            10            15             20          25 - 30
------------     --------     --------     ----------     ----------     ----------
 $  500,000      $ 40,792     $ 90,792     $  140,792     $  190,792     $  240,792
    700,000        60,792      130,792        200,792        270,792        340,792
    900,000        80,792      170,792        260,792        350,792        440,792
  1,100,000       100,792      210,792        320,792        430,792        540,792
  1,500,000       140,792      290,792        440,792        590,792        740,792
  2,000,000       190,792      390,792        590,792        790,792        990,792
  2,800,000       270,792      550,792        830,792      1,110,792      1,390,792
  3,100,000       300,792      610,792        920,792      1,230,792      1,540,792
  3,500,000       340,792      690,792      1,040,792      1,390,792      1,740,792

     The benefit amounts shown in the Pension Table are computed on a straight life annuity basis. At January 1, 1996, the following individuals had the indicated number of years of credited service for pension purposes: Mr. Bossidy, 4.6; Mr. Poses, 26.33; Mr. Burnham, 13.67; Mr. Barter, 19.83; and Mr. Kreindler, 4.0.

     The amounts in the Salary and Bonus columns of the Summary Compensation Table for 1995 would be included in computing remuneration for pension purposes. Average annual remuneration under the Pension Plan is calculated based on the highest paid 60 consecutive months of an employee's last 120 months of employment.

     Under his employment agreement, Mr. Bossidy is entitled to receive a retirement benefit, commencing on termination of employment at age 62 or later, equivalent to 60% of his final average compensation (based on his highest three years of salary and bonus) payable annually for his lifetime, and 30% of his final average compensation payable annually thereafter to his surviving spouse for her lifetime. If Mr. Bossidy dies prior to retirement, a benefit equivalent to 30% of his final average compensation will be paid for his surviving spouse's lifetime. Benefits under the agreement will be reduced for retirement before age 62 and by any retirement benefits payable under the Pension Plan and
Supplemental Plan, any survivor benefit payable under the Company's executive life insurance program and, under certain circumstances, benefits payable under pension plans of his former employer.

EMPLOYMENT AND TERMINATION ARRANGEMENTS

     Mr. Bossidy's agreement with the Company, as amended in 1994, provides for his employment through April 1, 2000 at a salary of $2,000,000 per year, and a target annual incentive bonus of at least 80% of salary. The agreement also provided for the grant in 1994 of 1,500,000 options, 10% of which vest annually beginning May 6, 1995, and 250,000 restricted units. All unvested options and the restricted units vest on the earlier of Mr. Bossidy's reaching age 65 or April 1 of the year following three consecutive years of at least 15% annual growth in the Company's consolidated earnings per share beginning with 1994. In addition, the agreement provided for the grant of an additional 125,000 restricted units, 50,000 of which vest only if the Company achieves at least 15% annual growth in consolidated earnings per share for four consecutive years and 75,000 of which vest only if the Company achieves such growth for five consecutive years. These grants were designed to link Mr. Bossidy's long-term incentive compensation to the Company's performance and further align his interests with those of the shareowners. The agreement also provides for benefits on retirement which are described under 'Retirement Benefits.' The Company has assumed obligations for certain life insurance policies and will be reimbursed from the proceeds of the policies for premiums it pays; the value of these premiums is reflected in the Summary Compensation Table.

     Under the Severance Plan for Senior Executives (the 'Plan'), the executives named in the Summary Compensation Table would be entitled to payments equivalent to base salary and annual incentive bonus (and continuation of certain benefits, such as group life and medical insurance coverage) for a period of 36 months (or a lump sum payment following a change in control) if their employment is terminated other than for 'gross cause' (which includes fraud and criminal conduct). Payments would not continue after an executive reaches age 65. The Plan provides for an additional payment sufficient to eliminate the effect of any applicable excise tax on severance payments in excess of an amount determined under Section 280G of the Internal Revenue Code. Payments subject to the excise tax would not be deductible by the Company.

                  2 -- APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Upon the recommendation of the Audit Committee, which is composed entirely of independent directors, the Board of Directors has appointed Price Waterhouse LLP ('Price Waterhouse') as independent accountants for the Company to audit its consolidated financial statements for 1996 and to perform audit-related services, including review of the Company's quarterly interim financial information and periodic reports and registration statements filed with the Securities and Exchange Commission and consultation in connection with various accounting and financial reporting matters. Price Waterhouse also performs non-audit services for the Company.

     The Board has directed that the appointment of Price Waterhouse be submitted to the shareowners for approval. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote on the proposal at the Annual Meeting is required for approval. If the shareowners do not approve, the Audit Committee and the Board will reconsider the appointment.

     Price Waterhouse has audited the consolidated financial statements of the Company and its predecessor, Allied Corporation, since 1969. Total fees for services rendered by Price Waterhouse in 1995 to the Company and its subsidiaries worldwide were approximately $13,700,000.

     The Company has been advised by Price Waterhouse that it will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he desires to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS VOTE FOR THE APPROVAL OF THE APPOINTMENT OF PRICE WATERHOUSE AS INDEPENDENT ACCOUNTANTS.

                              SHAREOWNER PROPOSALS

     Shareowners have given the Company notice of their intention to introduce the following proposals for consideration and action by the shareowners at the Annual Meeting. The proposed resolutions and accompanying statements have been provided by the respective proponents. For the reasons stated, the Board of Directors does not support these proposals. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote on the proposals at the Annual Meeting is required for approval of each proposal.

                       3 -- SHAREOWNER PROPOSAL REGARDING
                      THE COMPANY'S MAQUILADORA OPERATIONS

     This proposal has been submitted by the Missionary Oblates of Mary Immaculate of Texas, 7711 Madonna Drive, San Antonio, Texas 78216 (the owner of 2,500 shares of Common Stock); the Sisters of Charity of Cincinnati, Mount St. Joseph, Ohio 45051 (26,000 shares); the World Division of the General Board of Global Ministries of the United Methodist Church of New York, 475 Riverside Drive, New York, New York 10115 (31,900 shares); the Sisters of St. Francis of Philadelphia, Our Lady of Angels Convent -- Glen Riddle, Aston, Pennsylvania 19014 (200 shares); the Maryknoll Fathers and Brothers, PO Box 306, Maryknoll, New York 10545 (5,400 shares); the Society of the Divine Word, 5342 South University, Chicago, Illinois 60615 (20,054 shares); and the Sisters of Loretto, 3001 S. Federal Blvd., Box 1113, Denver, Colorado 80236 (200 shares).

                            ------------------------
          'WHEREAS, we believe U.S. companies have the responsibility wherever they do business to pay employees a living sustainable wage, enabling them to provide for themselves and their families.

          'The economic crisis in Mexico, precipitated by the peso devaluation in December, 1994, has further undermined the purchasing power of maquiladora workers. Prior to the crisis, the average pay of a maquiladora worker was $30 to $50 for a 48 hour week. Today, as a result of a 1995 projected annual inflation rate of 50%, workers' purchasing power has declined dramatically. We believe that the modest wage increases suggested by the Mexican government of 7% in January 1995 and 12% in April 1995 do not adequately address the workers' loss of purchasing power.

          'A 1994 market basket study, using First Quarter, 1994 figures prior to the devaluation, reveals a maquiladora worker worked 69.0 minutes to purchase 5 lbs. of rice, 113.2 minutes for cooking oil (48 oz.), 87.0 minutes for 1 lb. of chicken, 142.9 minutes for a gallon of milk, and 69.8 minutes for one dozen eggs (Market Basket Survey, Ruth Rosenbaum, 1994).

          'Pollution from the maquiladora industry is a bi-national problem which threatens the health of citizens both in Mexico and the United States. Hazardous waste pollutes rivers and aquifers and contaminates drinking water. Accidental chemical leaks from plants or transportation vehicles carrying hazardous materials impact both sides of the border.

          'RESOLVED: The shareholders request the Board of Directors to initiate a review of our company's maquiladora operations, including the adequacy of wage levels and environmental standards and practices. A summary report of the review and recommendations for changes in policies, programs and practices in light of this review to be made available to shareholders within six months of the 1996 meeting.'

                              SUPPORTING STATEMENT

          'The proponents of this resolution firmly believe there is a need for strict, enforceable standards of conduct for corporations operating around the world, including Mexico. We believe corporations should protect the environment and pay sustainable community wages which are significantly higher than the marginal survival wages paid in the maquiladoras. We define a sustainable community wage as one that allows a worker to meet basic needs, set aside money for future purchases and earn enough discretionary income to participate in support of the development of small businesses in a local community (Market Basket Survey).

          'It is essential that our company regularly review its environmental performance, as well as its wages and benefits policies, including average wages paid to employees, how these compare to the local cost of living and poverty level, and the level of profit sharing with employees (required by Mexican law). We propose that the reviews utilize an ongoing market basket survey to determine sustainable wage purchasing power. Our company should consider additional ways to support environmentally sound sustainable development in the communities where it operates.'

BOARD OF DIRECTORS' RECOMMENDATION -- THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Company for a number of years has responded to shareowner inquiries regarding its maquiladora operations in Mexico and has prepared reports describing the compensation and benefit arrangements at its maquilas. The Company regards maquilas as an integral part of its operations and is committed to providing competitive compensation and benefits and good and safe working conditions to its employees. The compensation and benefit programs at the Company's maquilas are reviewed regularly and are designed to keep the Company competitive with neighboring employers in Mexico. As a result, the Company has been able to attract and retain the work force required to conduct operations in Mexico by providing compensation and benefits which compare favorably with those offered by others.

     The maquiladora operations comply with the Company's worldwide policies and procedures and with all applicable Mexican laws. The Company has a strong commitment to environmental excellence and is recognized as a worldwide pioneer in conducting health, safety and environmental audits of its facilities. The Company regularly reviews the health, safety and environmental performance of its maquilas and works with other companies to improve industry environmental practices in Mexico, including training Mexican business and regulatory officials and supporting the development of pollution control infrastructure.

     The Board believes that in light of the Company's ongoing review of its maquiladora operations, the actions called for by the proposal are unnecessary.

     FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                       4 -- SHAREOWNER PROPOSAL REGARDING
                           A GLOBAL SET OF STANDARDS

     This proposal has been submitted by the Sisters of St. Francis, Mount St. Francis, 3390 Windsor Avenue, Dubuque, Iowa 52001 (the owner of 2,300 shares of Common Stock).

                            ------------------------

          'WHEREAS, our company, as a major global corporation, faces an increasing number of complex problems which also affect our interests as shareholders. The international context within which our company works is very different as we approach the year 2000 than it was in the past.

          'Companies operating in the global economy are faced with important and different issues arising from diverse cultures and political and economic contexts which force management to address concerns beyond the traditional business focus. These issues include human rights, just wages and safe working conditions, child and forced labor, the environment, and sustainable community development.

          'We believe global companies need to develop comprehensive codes of conduct or standards to guide the formulation of company policies, programs and practices to address the new issues they face in the global marketplace. In fact many companies are doing just this and revising their traditional codes or guidelines to meet these new realities. These global standards address key issues, such as wages and benefits, health and safety, working hours, freedom of association, discrimination, child and forced labor, environmental protection and human rights. In addition, hundreds of companies have created a special set of global environmental standards to guide their operations.

          'For example, our company needs to develop and implement clear guidelines for its maquiladora operations in Mexico, where its employees are receiving marginal survival wages. Our company should assure shareholders that its employees are paid a sustainable wage which enables them to provide for themselves and their families.

          'RESOLVED, the shareholders request the Board of Directors to review and amend its code or standards for its international operations and to report a summary of this review to shareholders by September 1996.'

                              SUPPORTING STATEMENT

          'The items we recommend be reviewed include the following topics:

          1. To provide wages to its employees at a sustainable community wage level, measured in terms of real purchasing power, and paying equal salaries for equal work regardless of gender, age, race, class, or culture.

          2. To operate out of a global standard governing its employment practices and industrial relations which respects employees'
              rights to freedom of association, labor organization, free collective bargaining and is non-discriminatory in employment.

          3. To devise ways to protect human rights -- civil, political, social and economic -- consistent with respect for human dignity and international human rights standards.

          4. To establish high standards for worker health and safety, and promote a fair and dignified quality of life for workers and their communities.

          5. To improve local infrastructure, such as, housing, potable water, sewers, child care, upgrading management and mechanical skills of workers.

          6. To review other categories that the company believes are essential to its global operations.

          'We believe a company poised to compete in the 21st Century should have clear global standards to guide them. This is in the best interests of shareholders and thus we urge you to vote in favor of this resolution.'

BOARD OF DIRECTORS' RECOMMENDATION -- THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Company's existing Code of Conduct applies to its operations throughout the world. The Code, as well as the policies and practices on which it is based, reflect the Company's long-term commitment to the highest levels of integrity and ethics in the conduct of its worldwide business. The Code has been printed in a number of languages and distributed to employees at the Company's domestic and international locations.

     The Code reaffirms the principles that have guided the Company in its expected relationships and behaviors with its key constituencies, including customers, suppliers, employees, shareowners and the communities in which the Company operates. It also reaffirms the Company's policy to abide by the national and local laws of its host nations and communities.

     The Company's ongoing concern for the well-being of its employees throughout the world is reflected in the Code, which states that: 'The Company recognizes the dignity of the individual, respects and trusts each employee, pays for performance with compensation and benefits that are competitive, and promotes self-development through training that broadens work-related skills.' It is the Company's policy, reiterated in the Code, to treat its employees on a nondiscriminatory basis and to provide them with a safe and healthy workplace.

     The Board of Directors believes that the Company is addressing its ethical and legal obligations in a responsible manner as its operations expand in the global marketplace. The existing Code of Conduct and its underlying policies address the issues raised in the proposal in a way the Board believes appropriate for a worldwide business enterprise and in light of the diverse cultural, economic and political environments in which the Company conducts its international operations. Since the Board believes the existing Code, which is already subject to periodic review and modification, is an appropriate statement of the Company's guiding principles, it does not support the further review and amendment sought by the proposal.

     FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                     5 -- SHAREOWNER PROPOSAL REGARDING THE
                          ANNUAL ELECTION OF DIRECTORS

     This proposal has been submitted by Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278 (the owner of 442 shares of Common Stock).

                            ------------------------

          'RESOLVED: The stockholders of AlliedSignal request that the Board of Directors take the steps necessary for all AlliedSignal Directors to be elected annually.'

          'Currently Directors face election once every 3 years. I believe infrequent elections help insulate directors and senior executives from the consequences of poor performance. If the AlliedSignal Board members are elected on an annual basis, I as one of the owners of the company, believe their oversight will be more zealous, objective and more effectively directed toward the following issues and forthcoming similar issues that face AlliedSignal:

            Approximately 120 AlliedSignal employees who lost their jobs in a wave of layoffs in the Phoenix, Arizona area filed a lawsuit against AlliedSignal in April 1995. The suit alleges that AlliedSignal wrongfully `targeted its older workers for layoff' and then launched `an aggressive corporate policy to recruit and hire new college graduates.' In March 1995, the Equal Employment Opportunity Commission issued a finding of AlliedSignal Age-Discrimination.

            At the annual shareholders meeting in April, Mr. Bossidy denied there was a policy of age discrimination at AlliedSignal. The following day, the Phoenix lawsuit was filed and reported in newspapers across the country, including The Wall Street Journal.

            This lawsuit has resulted in notable adverse publicity which I believe drives away current employees of superior skill and increases the difficulty of hiring qualified employees, critical to the high technology specialties of AlliedSignal.

            AlliedSignal has recently terminated employees of long standing contribution to the company in large numbers. At the same time, the Board approved a six-year contract for Mr. Bossidy, hired as recently as 1991, worth up to $47 million.

            AlliedSignal was involved in a proposed but not completed controversial technology sale that arguably could have helped the Peoples Republic of China upgrade its missile program. China is charged with weapons exports to countries that support terrorism and human rights abuses.

            In February 1995, the EPA alleged that AlliedSignal did not adequately control levels of mercury contamination to which workers at the LCP Chemicals toxic waste site were exposed.

          'To insure the monitoring of these and similar important issues as well as Mr. Bossidy's performance, especially as a result of the long term security of his employment contract, it is important that all Board members be elected annually.

          'I urge you to vote yes for the annual election of all AlliedSignal Board members.'

BOARD OF DIRECTORS' RECOMMENDATION -- THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Company's current system of electing directors by classes was approved by the shareowners in 1985. Under this method, as provided in the Company's Certificate of Incorporation and By-laws, approximately one-third of the directors are elected annually by the shareowners. For the reasons indicated below, it is the Board's opinion that the classified Board serves the Company and its shareowners well.

     With the classified Board, the likelihood of continuity and stability in the Board's business strategies and policies is enhanced since generally two-thirds of the directors at all times will have had prior experience and familiarity with the business and affairs of the Company. This enables the directors to build on past experience and plan for a reasonable period into the future.

     The classified Board is intended to encourage persons who may seek to acquire control of the Company to initiate such action through negotiations with the Board. At least two meetings of shareowners would generally be required to replace a majority of the Board. By reducing the threat of an abrupt change in the composition of the entire Board, classification of directors would give the Board sufficient time to review any takeover proposal, study appropriate alternatives and achieve the best results for all shareowners. The Board believes that although a classified board enhances the ability to negotiate favorable terms with a proponent of an unfriendly or unsolicited proposal, it does not necessarily discourage takeover offers.

     The Board of Directors disagrees with the proponent's contention that its oversight would be different if all directors were elected annually. The Board believes that directors elected to a classified Board are no less accountable to shareowners than they would be if elected annually. The Board is routinely made aware of all significant issues affecting the Company. Further, the filing of lawsuits or publication of charges made against the Company does not necessarily mean that they are factual.

     Adoption  of this  proposal would  not in  itself eliminate  the classified
Board. Further action by the shareowners would be necessary to amend the Certificate of Incorporation and By-laws, with an 80% vote of the outstanding shares entitled to vote required for approval.

     Previous shareowner proposals to eliminate the classified Board of Directors have been defeated by the shareowners. The Board continues to believe that the classified Board is in the best interest of the shareowners and that the shareowners should oppose efforts to eliminate it.

     FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                             ADDITIONAL INFORMATION

OTHER ACTION AT THE MEETING

     The Board of Directors was not aware within a reasonable time before this solicitation of any other matter to be presented for action at the Annual Meeting. If any additional matters are properly presented, the shares represented by a properly signed proxy card will be voted in accordance with the judgment of the persons named on the proxy card.

     Under the Company's By-laws, a shareowner of record entitled to vote at the Annual Meeting who intends to make a nomination for the election of directors at the meeting must give the Secretary of the Company written notice of such intention in accordance with the prescribed procedure. In general, the By-law procedure (the full provisions of which govern) requires that the notice be received at the Company's headquarters not less than 30 nor more than 60 days prior to the meeting and that it set forth the shareowner's name, address and number of shares of Common Stock beneficially owned, together with information about the candidate that would be required in a proxy statement and the candidate's written consent to be nominated and to serve if elected. Nominations not made in accordance with the procedure prescribed in the By-laws must be disregarded.

COST OF SOLICITATION

     The cost of solicitation will be borne by the Company. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies personally or by telephone or other means of communication. The Company will also reimburse persons holding stock in their names or those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies. The Company has retained Morrow & Co., New York, New York, at an approximate total cost of $25,000, plus out-of-pocket expenses, to assist in the solicitation of proxies by mail, personally or by telephone or other means of communication.

SHAREOWNER PROPOSALS FOR 1997 ANNUAL MEETING

     Shareowners may submit proposals on matters appropriate for shareowner action at the Company's annual meetings, consistent with regulations adopted by the Securities and Exchange Commission. Proposals to be considered for inclusion in the Proxy Statement for the 1997 Annual Meeting must be received by the Company not later than November 11, 1996. Proposals should be directed to the attention of the Secretary, AlliedSignal Inc., P.O. Box 4000, Morristown, New Jersey 07962.

                            ------------------------
     Shareowners are urged to send in their proxies without delay.

                                         By Order of the Board of Directors

                                             PETER M. KREINDLER
                                             Senior Vice President,
                                               General Counsel and Secretary

March 11, 1996

                       DIRECTIONS TO COMPANY HEADQUARTERS
                    101 COLUMBIA ROAD, MORRIS TOWNSHIP, N.J.

                                 [AREA MAP]

 FROM RTE. 80 (EAST OR WEST) AND RTE. 287 SOUTH:
Take Rte. 80 to Rte. 287 South to Exit 37 (Rte. 24 East -- Springfield). Follow Rte. 24 East to Exit 2A (Rte. 510 West -- Morristown), which exits onto Columbia Road. At second traffic light, make left into AlliedSignal.

 FROM RTE. 287 NORTH:
Take Rte. 287 North to Exit 37 (Rte. 24 East -- Springfield). Follow Rte. 24 East to Exit 2A (Rte. 510 West -- Morristown), which exits onto Columbia Road. At second traffic light, make left into AlliedSignal.

 FROM NEWARK INTERNATIONAL AIRPORT:
Take Rte. 78 West to Rte. 24 West (Springfield -- Morristown). Follow Rte. 24 West to Exit 2A (Rte. 510 West -- Morristown), which exits onto Columbia Road. At second traffic light, make left into AlliedSignal.

                                     [LOGO]

                         NOTICE OF 1996 ANNUAL MEETING
                              AND PROXY STATEMENT

                                   APPENDIX 1
                             BANK OF NEW YORK CARD
[LOGO]                                                                     PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIEDSIGNAL INC.
              ANNUAL MEETING OF SHAREOWNERS -- APRIL 22, 1996

     The undersigned hereby appoints LAWRENCE A. BOSSIDY and PETER M. KREINDLER as proxies (each with power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Shareowners of AlliedSignal Inc. to be held on April 22, 1996, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

                            ------------------------
     Your vote for the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Hans W. Becherer, Robert P. Luciano, Robert B. Palmer and John R. Stafford.


      NOTE: After signing, please insert this       ALLIEDSIGNAL INC.
      Proxy in the enclosed envelope so that        P.O. BOX 11010
      the address at right shows through the        NEW YORK, N.Y. 10203-0010
      window.

     IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED 'FOR' THE ELECTION OF ALL NOMINEES FOR DIRECTOR, 'FOR' PROPOSAL 2 AND 'AGAINST' PROPOSALS 3, 4 AND 5.

                                  (SPECIFY CHOICES AND SIGN ON THE REVERSE SIDE)

       [      ]
PLEASE COMPLETE (X) IN BLUE OR BLACK INK.

A VOTE 'FOR' PROPOSALS 1 AND 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS:

1. Election of Directors
   (H.W. Becherer, R.P. Luciano, R.B. Palmer and J.R. Stafford)

FOR all         WITHHOLD AUTHORITY              EXCEPTION
nominees [X]    to vote for all nominees [X]    (see instruction [X]
                                                below)

Instruction: To withhold authority to vote for any individual nominee(s), mark the 'Exception' box and write the name(s) on the line below.

--------------------------------------------------------------------

2. Appointment of Independent Accountants

FOR   [X]         AGAINST   [X]        ABSTAIN   [X]

A VOTE 'AGAINST' PROPOSALS 3-5 IS RECOMMENDED BY THE BOARD OF DIRECTORS:

3. Shareowner proposal regarding the Company's maquiladora operations

FOR   [X]         AGAINST   [X]        ABSTAIN   [X]

4. Shareowner proposal regarding a global set of standards

FOR   [X]         AGAINST   [X]        ABSTAIN   [X]

5. Shareowner proposal regarding the annual election of directors

FOR   [X]         AGAINST   [X]        ABSTAIN   [X]

Please complete (X) if you:

Plan to attend the           Have written comments
Annual Meeting     [X]       on this card          [X]

PLEASE  SIGN  EXACTLY  AS NAME  APPEARS ON  THIS  PROXY. JOINT
OWNERS  SHOULD  ALL  SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES
AND OTHERS ACTING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE
TITLE WHEN SIGNING.

Dated __________________________________________________, 1996
                  (Please Insert Date)
Signed _______________________________________________________

       _______________________________________________________
       PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE
       ENCLOSED ENVELOPE.

Please complete (X) if you want your vote kept confidential under
the policy described on page 1 of the Proxy Statement.            [X]

                                   APPENDIX 2
                            SAVINGS PLAN PROXY CARD

                     REQUEST FOR CONFIDENTIAL INSTRUCTIONS
       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIEDSIGNAL INC.
             PURSUANT TO THE ALLIEDSIGNAL SAVINGS PLAN (THE 'PLAN')

     The undersigned hereby instructs State Street Bank and Trust Company, Trustee under the Plan, to vote, as designated herein, all shares of Common Stock with respect to which the undersigned is entitled to instruct the Trustee as to voting under the Plan at the Annual Meeting of Shareowners of AlliedSignal Inc. to be held on April 22, 1996, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

                            ------------------------
     Your vote for the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Hans W. Becherer, Robert P. Luciano, Robert B. Palmer and John R. Stafford.

     IF THIS CARD IS PROPERLY SIGNED AND RETURNED, THE SHARES WILL BE VOTED AS SPECIFIED HEREIN OR, IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED 'FOR' THE ELECTION OF ALL NOMINEES FOR DIRECTOR, 'FOR' PROPOSAL 2 AND 'AGAINST' PROPOSALS 3, 4 AND 5. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO INSTRUCTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH INSTRUCTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN.

                                         [CONTINUE AND SIGN ON THE REVERSE SIDE]

A VOTE 'FOR' PROPOSALS 1 AND 2 IS RECOMMENDED BY THE
BOARD OF DIRECTORS:

1. Election of Directors
   (H.W. Becherer, R.P. Luciano, R.B. Palmer and J.R. Stafford)

[ ] FOR all nominees         [ ] WITHHOLD AUTHORITY
    (except as noted below)      to vote for all nominees

INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name(s) on the line below.

--------------------------------------------------------------------

2. Appointment of Independent Accountants

FOR   [ ]         AGAINST   [ ]        ABSTAIN   [ ]

A VOTE 'AGAINST' PROPOSALS 3-5 IS RECOMMENDED BY THE
BOARD OF DIRECTORS:

3. Shareowner proposal regarding the Company's maquiladora operations

FOR   [ ]         AGAINST   [ ]        ABSTAIN   [ ]

4. Shareowner proposal regarding a global set of standards

FOR   [ ]         AGAINST   [ ]        ABSTAIN   [ ]

5. Shareowner proposal regarding the annual election of directors

FOR   [ ]         AGAINST   [ ]        ABSTAIN   [ ]

PLEASE  SIGN  EXACTLY  AS NAME  APPEARS.

Dated __________________________________________________, 1996
                  (Please Insert Date)

Signed _______________________________________________________

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                                   APPENDIX 3
                             THRIFT PLAN PROXY CARD

                     REQUEST FOR CONFIDENTIAL INSTRUCTIONS
       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIEDSIGNAL INC.
             PURSUANT TO THE ALLIEDSIGNAL THRIFT PLAN (THE 'PLAN')

     The undersigned hereby instructs State Street Bank and Trust Company, Trustee under the Plan, to vote, as designated herein, all shares of Common Stock with respect to which the undersigned is entitled to instruct the Trustee as to voting under the Plan at the Annual Meeting of Shareowners of AlliedSignal Inc. to be held on April 22, 1996, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

                            ------------------------
     Your vote for the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Hans W. Becherer, Robert P. Luciano, Robert B. Palmer and John R. Stafford.

     IF THIS CARD IS PROPERLY SIGNED AND RETURNED, THE SHARES WILL BE VOTED AS SPECIFIED HEREIN OR, IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED 'FOR' THE ELECTION OF ALL NOMINEES FOR DIRECTOR, 'FOR' PROPOSAL 2 AND 'AGAINST' PROPOSALS 3, 4 AND 5. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO INSTRUCTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH INSTRUCTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN.

                                         [CONTINUE AND SIGN ON THE REVERSE SIDE]

A VOTE 'FOR' PROPOSALS 1 AND 2 IS RECOMMENDED BY THE
BOARD OF DIRECTORS:

1. Election of Directors
   (H.W. Becherer, R.P. Luciano, R.B. Palmer and J.R. Stafford)

[ ] FOR all nominees         [ ] WITHHOLD AUTHORITY
    (except as noted below)      to vote for all nominees

INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name(s) on the line below.

--------------------------------------------------------------------

2. Appointment of Independent Accountants

FOR   [ ]         AGAINST   [ ]        ABSTAIN   [ ]

A VOTE 'AGAINST' PROPOSALS 3-5 IS RECOMMENDED BY THE
BOARD OF DIRECTORS:

3. Shareowner proposal regarding the Company's maquiladora operations

FOR   [ ]         AGAINST   [ ]        ABSTAIN   [ ]

4. Shareowner proposal regarding a global set of standards

FOR   [ ]         AGAINST   [ ]        ABSTAIN   [ ]

5. Shareowner proposal regarding the annual election of directors

FOR   [ ]         AGAINST   [ ]        ABSTAIN   [ ]

PLEASE  SIGN  EXACTLY  AS NAME  APPEARS.

Dated __________________________________________________, 1996
                  (Please Insert Date)

Signed _______________________________________________________

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                                   APPENDIX 4
                        TRUCK BRAKE SYSTEMS PROXY CARD

                     REQUEST FOR CONFIDENTIAL INSTRUCTIONS
       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIEDSIGNAL INC. PURSUANT TO THE ALLIEDSIGNAL TRUCK BRAKE SYSTEMS COMPANY SAVINGS PLAN
                                   (THE 'PLAN')

     The undersigned hereby instructs State Street Bank and Trust Company, Trustee under the Plan, to vote, as designated herein, all shares of Common Stock with respect to which the undersigned is entitled to instruct the Trustee as to voting under the Plan at the Annual Meeting of Shareowners of AlliedSignal Inc. to be held on April 22, 1996, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

                            ------------------------
     Your vote for the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Hans W. Becherer, Robert P. Luciano, Robert B. Palmer and John R. Stafford.

     IF THIS CARD IS PROPERLY SIGNED AND RETURNED, THE SHARES WILL BE VOTED AS SPECIFIED HEREIN OR, IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED 'FOR' THE ELECTION OF ALL NOMINEES FOR DIRECTOR, 'FOR' PROPOSAL 2 AND 'AGAINST' PROPOSALS 3, 4 AND 5. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO INSTRUCTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH INSTRUCTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN.

                                         [CONTINUE AND SIGN ON THE REVERSE SIDE]

A VOTE 'FOR' PROPOSALS 1 AND 2 IS RECOMMENDED BY THE
BOARD OF DIRECTORS:

1. Election of Directors
   (H.W. Becherer, R.P. Luciano, R.B. Palmer and J.R. Stafford)

[ ] FOR all nominees         [ ] WITHHOLD AUTHORITY
    (except as noted below)      to vote for all nominees

INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name(s) on the line below.

--------------------------------------------------------------------

2. Appointment of Independent Accountants

FOR   [ ]         AGAINST   [ ]        ABSTAIN   [ ]

A VOTE 'AGAINST' PROPOSALS 3-5 IS RECOMMENDED BY THE
BOARD OF DIRECTORS:

3. Shareowner proposal regarding the Company's maquiladora operations

FOR   [ ]         AGAINST   [ ]        ABSTAIN   [ ]

4. Shareowner proposal regarding a global set of standards

FOR   [ ]         AGAINST   [ ]        ABSTAIN   [ ]

5. Shareowner proposal regarding the annual election of directors

FOR   [ ]         AGAINST   [ ]        ABSTAIN   [ ]

PLEASE  SIGN  EXACTLY  AS NAME  APPEARS.

Dated __________________________________________________, 1996
                  (Please Insert Date)

Signed _______________________________________________________

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                                   APPENDIX 5
                  ASEC MANUFACTURING SAVINGS PLAN PROXY CARD

                     REQUEST FOR CONFIDENTIAL INSTRUCTIONS
       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIEDSIGNAL INC.
          PURSUANT TO THE ASEC MANUFACTURING SAVINGS PLAN (THE 'PLAN')

     The undersigned hereby instructs State Street Bank and Trust Company, Trustee under the Plan, to vote, as designated herein, all shares of Common Stock with respect to which the undersigned is entitled to instruct the Trustee as to voting under the Plan at the Annual Meeting of Shareowners of AlliedSignal Inc. to be held on April 22, 1996, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

                            ------------------------
     Your vote for the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Hans W. Becherer, Robert P. Luciano, Robert B. Palmer and John R. Stafford.

     IF THIS CARD IS PROPERLY SIGNED AND RETURNED, THE SHARES WILL BE VOTED AS SPECIFIED HEREIN OR, IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED 'FOR' THE ELECTION OF ALL NOMINEES FOR DIRECTOR, 'FOR' PROPOSAL 2 AND 'AGAINST' PROPOSALS 3, 4 AND 5. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO INSTRUCTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH INSTRUCTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN.

                                         [CONTINUE AND SIGN ON THE REVERSE SIDE]

A VOTE 'FOR' PROPOSALS 1 AND 2 IS RECOMMENDED BY THE
BOARD OF DIRECTORS:

1. Election of Directors
   (H.W. Becherer, R.P. Luciano, R.B. Palmer and J.R. Stafford)

[ ] FOR all nominees         [ ] WITHHOLD AUTHORITY
    (except as noted below)      to vote for all nominees

INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name(s) on the line below.

--------------------------------------------------------------------

2. Appointment of Independent Accountants

FOR   [ ]         AGAINST   [ ]        ABSTAIN   [ ]

A VOTE 'AGAINST' PROPOSALS 3-5 IS RECOMMENDED BY THE
BOARD OF DIRECTORS:

3. Shareowner proposal regarding the Company's maquiladora operations

FOR   [ ]         AGAINST   [ ]        ABSTAIN   [ ]

4. Shareowner proposal regarding a global set of standards

FOR   [ ]         AGAINST   [ ]        ABSTAIN   [ ]

5. Shareowner proposal regarding the annual election of directors

FOR   [ ]         AGAINST   [ ]        ABSTAIN   [ ]

Please  sign  exactly  as name  appears.

Dated __________________________________________________, 1996
                  (Please Insert Date)

Signed _______________________________________________________

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                                   APPENDIX 6
                                   SP LETTER

[LOGO]                                                 AlliedSignal Inc.
                                                       P.O. Box 3000
                                                       Morristown, NJ 07962-2496

LARRY BOSSIDY
Chairman and
Chief Executive Officer

                                                              March 11, 1996

Dear Plan Participant:

Thanks to the commitment of AlliedSignal's employees, 1995 was another outstanding year for the Company, with sales and earnings rising significantly to record levels. Wall Street took notice of our results, and the Company's stock price rose 40% during the year. In addition, the common stock dividend was increased again this year, representing the fourth consecutive annual increase of at least 15%. I am delighted that participants in the savings plans are benefiting from this higher return on their shares.

Enclosed is a meeting notice and proxy statement for the 1996 Annual Meeting of Shareowners. As a plan participant, you are entitled to instruct the Trustee, State Street Bank and Trust Company, how to vote the AlliedSignal shares attributable to your plan account. The proxy statement includes the proposals to be voted on, as well as the recommendations of the Board of Directors. A card requesting your confidential voting instructions is enclosed for your use.

This is your opportunity to have the plan shares voted in accordance with your wishes. All votes are important, and I urge you to exercise your right to vote by completing the instruction card at your earliest convenience.

If you own AlliedSignal shares other than through the plans, you will receive a separate proxy card for those shares. In order to vote all your shares, you should return your plan instruction card in the enclosed envelope to the Trustee, and return any proxy card you receive for other shares in the separate envelope provided with that card.

I look forward to your continuing support as we work together to make 1996 another year of progress for the Company.

                                                              Sincerely,

                                                              LARRY BOSSIDY

Enclosures